Exhibit (10)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our report dated April 24, 2013, relating to the financial statements of TIAA-CREF Life Separate Account VA-1, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopersLLP

Boston, MA

April 24, 2013

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110 T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-4 of TIAA-CREF Life Separate Account VA-1 of our report dated April 9, 2013 relating to the financial statements of TIAA-CREF Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, NC
April 24, 2013

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-4 of TIAA-CREF Life Separate Account VA-1 of our reports dated April 8, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting of Teachers Insurance and Annuity Association of America, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
April 24, 2013